1 | P a g e Exhibit 10.1 November 14, 2023 Richard Wilmer 240 East Hacienda Avenue Campbell, CA 95008 Dear Rick, On behalf of ChargePoint, Inc. (the “Company”), I am pleased to offer you the full-time position of President and Chief Executive Officer, reporting directly to the Board of Directors of ChargePoint Holdings, Inc., the Company’s parent company (“Parent”), effective as of November 16, 2023 (the “Effective Date”). It is expected that you will continue to work out of our office located in Campbell, CA, unless you are traveling on business. As explained in more detail below, your employment as President and Chief Executive Officer is contingent upon your assent to the terms and conditions set forth in this letter. If, after careful review, the terms discussed below are acceptable to you, please sign this confirmation letter and the Severance and Change in Control Agreement where indicated and return them to us. In addition, subject to your acceptance of the terms of this letter, you will also be appointed as a member of the Board of Directors of Parent (“Parent Board”), serving as a Class III director to hold office until the 2026 Annual Meeting of Stockholders. 1. Compensation a. Salary. As of the Effective Date, you will be eligible to earn an annualized salary of $625,000 per year, paid on a semi-monthly basis, less applicable withholdings and deductions, in accordance with the Company’s regular payroll processes and policies. All reasonable business expenses incurred in the ordinary course of business, as part of your job duties and required for your job, will be reimbursed in accordance with the Company’s standard policies and procedures, which includes that they be supported by documentation. b. Bonus. In addition, you will be eligible for participation in the Company’s executive bonus for each fiscal year, which runs from February 1 through January 31. The executive bonus program is based upon the Company’s execution relative to our Annual Operating Plan (AOP) and progress towards achievement of our annual corporate goals. Beginning with respect to the fiscal year 2024 AOP, your target bonus will be equal to 100% of your annual base salary. A significant purpose of the executive bonus program is employee retention. This means that in order to earn the bonus you must be employed by the Company at the time of payment of the bonus. Any earned bonus for a fiscal year will be calculated and paid after the close of that fiscal year. 2 | P a g e The determinations of the Parent’s Board of Directors (or its compensation committee) with respect to you earning your bonus will be final and binding. c. Equity Awards. In connection with your promotion to Chief Executive Officer, you will be granted 800,000 restricted stock units (or RSUs) and 960,000 performance-contingent RSUs (or PSUs), each representing the right to receive one share of Parent’s common stock. Both the RSUs and PSUs will be subject to vesting restrictions and other terms and conditions set forth in the applicable Restricted Stock Unit Agreement to be entered into between you and Parent and Parent’s 2021 Equity Incentive Plan. d. Severance and Change in Control Benefits. Please see the Severance and Change in Control Agreement for full details, a copy of which is being separately provided to you for your execution. e. Paid Time Away, Holidays and Sick-Leave. As a full-time employee, you will be eligible for paid time away in accordance with the Company’s standard policies and procedures. Paid holidays and paid sick leave will likewise be provided in accordance with the Company’s standard policies and procedures, and as may be required by applicable law. f. Benefits. As a full-time employee, you will be eligible to participate in and to receive benefits under such plans and benefits as may be adopted by the Company for your position. The eligibility criteria and amount and extent of benefits to which you are entitled shall be governed by the specific benefit plan as it may be amended from time to time. 2. At-Will Employment. As acknowledged by you under your Acknowledgement of At-Will Employment, executed by you on May 26, 2022, your employment with the Company is “at-will.” This means that your employment with the Company is not for a specific term and can be terminated by yourself or by the Company at any time for any reason or no reason, with or without cause and with or without notice. Any contrary representations which may have been made or which may hereafter be made to you are superseded by this offer. This offer letter and the Acknowledgement of At-Will Employment constitute the full and complete agreement between the parties regarding the “at-will” nature of your employment and can only be modified by written agreement signed by you and the Chair of Parent Board. 3. Non-Compete and Outside Activities. As more fully set forth in the Company’s Proprietary Information and Inventions Agreement, executed by you on May 26, 2022, you agree that, while serving as an employee of the Company, you will not engage in any activity which is competitive with the Company. 4. Arbitration. As previously acknowledged by you under your Agreement to Arbitrate, executed by you on May 26, 2022, both you and the Company agree that any controversy, claim or dispute arising out of, concerning or relating in any way to your employment with the Company or the termination thereof shall be submitted exclusively to final and binding arbitration. Notwithstanding anything to the contrary in the Agreement to Arbitrate, you acknowledge that the Agreement to Arbitrate may not be modified except by a written agreement executed by you and the Chair of Parent’s Board of Directors or, if you serve as the Chair of Parent’s Board of Directors, the lead independent director. 5. Company Rules. As an employee of the Company, you will be expected to abide by the 3 | P a g e Company’s rules and regulations, including, without limitation, the Company’s stock ownership guidelines, clawback policies, insider trading policies and policies regarding hedging or pledging of Parent Common Stock. As Chief Executive Officer, you will be required to accumulate stock and stock equivalents equal to 5x your annual base salary within five years of the Effective Date. In addition, you will be required to sign an acknowledgment that you have read and understand the Company rules of conduct as provided in the Company’s Employee Handbook, which the Company will distribute. 6. Integrated Agreement. This offer, if accepted, supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein, including, without limitation, your prior Offer Letter, dated May 25, 2022, and Severance and Change in Control Agreement, dated as of May 26, 2022. Likewise, the terms of this offer shall constitute the full, complete and exclusive agreement between you and the Company with respect to the subject matters herein. This Agreement may only be changed by writing, signed by you and an authorized representative of the Company. Notwithstanding the foregoing and for the avoidance of doubt, your Acknowledgement of At-Will Employment, Proprietary Information and Inventions Agreement, and Agreement to Arbitrate shall remain in effect. 7. Severability. If this offer is accepted, and any term herein is held to be invalid, void or unenforceable, the remainder of the terms herein shall remain in full force and effect and shall in no way be affected; and the parties shall use their best efforts to find an alternative way to achieve the same result. If you wish to accept employment at the Company under the terms set out above, please sign and date this letter and return them to me. Sincerely, /s/ Bruce Chizen Bruce Chizen Chairman of the Board of ChargePoint Holdings, Inc. Approved and Accepted: /s/ Rick Wilmer Richard Wilmer cc: Employee File